Exhibit 3.1

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Certificate of Amendment
(Pursuant to NRS 78.385 and 78.390)
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              Certificate of Amendment to Articles of Incorporation
                          For Nevada Profit Corporation

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:

Altadyne, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

     ARTICLE FIRST: The name of the Corporation is Stem Cell Therapy International, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: a majority of those authorized

4.     Effective date of filing (optional):

5.     Officer signature (required):  /s/ M. Richard Cutler

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

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DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website:  secretaryofstate.biz

- --------------------------------------------------------
Certificate of Amendment
(Pursuant to NRS 78.385 and 78.390)
----------------------------------------------------------

              Certificate of Amendment to Articles of Incorporation
                          For Nevada Profit Corporation

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:

ULTIMATE DIRECT, INC.

2. The articles have been amdned as follows (provide article numbers, if available):

     ARTICLE 1 IS HEREBY AMENDED TO READ AS FOLLOWS: THE NAME OF THE CORPORATION SHALL BE CHANGED TO: ALTADYNE, INC.

     Additionally: THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AND PREFERRED STOCK WILL BE REVERSE SPLIT ON THE BASIS OF: 1 (ONE) NEW SHARE OF STOCK WILL BE ISSUED FOR 400 (FOUR HUNDRED) OLD SHARES OF STOCK.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51%

4.  Effective  date  of  filing  (optional):

5.  Officer  signature  (required):  /s/  Eugene  F.  Koppenhaver

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


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State of Nevada
Office of the Secretary of State
181 North Carson Street, Ste 3
Carson City, Nevada 89701-4786
Telephone:  706.687.3471
Website http://sos.state.nv.us
Filing fees:


              Certificate of Amendment to Articles of Incorporation
                         For Profit Nevada Corporations

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -

1.  Name of corporation: The Ultimate Cigar Company, Inc.


2. The articles have been amended as follows (provide article numbers, if available):

     The name of the Corporation shall be changed from The Ultimate Cigar Company, Inc. to Ultimate Direct, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100%

4.  Signatures

/s/ Mike Cole                         /s/ J Shaffer
President                         Secretary of Asst. Secretary

State of Vancouver
Provence of British Columbia
This instrument was acknowledged before me on July 21, 1999 by
Joan Philip Cole (name of person)
As designated to sign this certificate
Of The Ultimate Cigar Company, Inc.
(name on behalf of whom instrument was executed)

/s/ xxxxx
Notary Public Signature



*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


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                    CERTIFICATE OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

                        The Ultimate Cigar Company, Inc.

     We the undersigned, Phil Cote, vice president and Ghassan Batal, Assistant Secretary of the Ultimate Cigar Company, Inc. do hereby certify:

That the Board of Directors of said Corporation at a meeting duly convened, held on the 14th day of May 1998, adopted a resolution to amend the original articles as follows:

     Article  1  is  hereby  amended  to  read  as  follows:

     "The issued and outstanding shares of Common Stock of 7,786,084 are hereby reverse split 1 for 10 (one for ten) making the issued and outstanding shares of Common Stock 778,609 which is part of the total authorized Capital Stock of the company consisting of one hundred million (100,000,000) shares of Common Stock, par value $.001 per share, and ten million (10,000,000) shares of Preferred Stock, par value of $.001 per share."

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 778,609; that the said change and amendment have been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                   \s\  Phil  Cote
                              ---------------------------
                                   vice  president


                                   \s\  Ghassan  Batal
                              ---------------------------
                                   assistant  secretary

The undersigned Notary Public certified, deposes and states that Phil Cote and Ghassan Batal personally appeared before me and executed the foregoing on behalf of the Corporation as it's Vice President and Assistant Secretary respectively, the 1st day of June, 1998.

\s\  xxxxx
-------------------------
Notary  Public  in  and  for
the  Province  of  British
Columbia,  Canada

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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                             Arklow Associates, Inc.
                               (the "Corporation")

We the undersigned, Zee Batal (President) and Mark A. Delott (Secretary) of the Corporation do hereby certify:

That the board of Directors of the Corporation at a meeting duly convened and held on the 19th day March, 1997, adopted a resolution to amend the original articles as follows:


                 ARTICLE I IS HEREBY AMENDED TO READ AS FOLLOWS:

"The name of the Corporation is (hereafter known as the corporation) is The Ultimate Cigar Company, Inc."


Additionally, the issued and outstanding shares of 12,000,000 (twelve-million) are hereby reverse split 6 1/2 for 1 (six and one-half for one) making the issued and outstanding shares 1,846,153.846154 which is part of the total 1000,000,000 authorized capital common shares."

The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 12,000,000 that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders (11,000,000 FOR, 1,500 NAYS) holding at least a majority of each class of stock outstanding and entitled to vote thereon.



\s\  Zee  Batal                    \s\  Mark  A.  Delott
-------------------------          -------------------------
Zee  Batal                         Mark  A.  Delott
President                          Secretary


State  of  Nevada

County  Clerk


The undersigned Notary Public certified, deposes and states that Zee Batal and Mark A. Delott, personally appeared before me and executed the foregoing on behalf of the Corporation as it's President and Secretary respectively, this 19th day of March, 1997.


By:  \s\  xxxxx
     -----------------
Notary  Public  in  and  for  said
County  and  State
3/19/97

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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                             Arklow Associates, Inc.
                                (the Corporation)

We the undersigned, Joseph J. Panebianco (President/Director) and John Michael Eckert (Secretary/Director) of the Corporation do hereby certify:

That the board of Driectors of the Corporation at a meeting duly convened and held on the 30th day of October, 1996, adopted a resolution to amend the restated articles as follows:

     Article  IV.  Subsection  1  is  hereby  amended  to  read  as  follows:

          "CLASSES AND NUMBER OF SHARES. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One-Hundred-Ten-Million (110,000,000), consisting of One-Hundred-Million (100,000,000) of Common Stock, par value $0.001 per share (the "Common Stock") and Ten Million (10,000,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

          NOTE:  ALL  OTHER  SECTIONS  OF  ARTICLE  IV  REMAIN  INTACT!

     Additionally:

          The currently issued and outstanding common stock of the corporation is hereby forward split on a 6 for 1 basis making the currently issued and outstanding stock of the corporation 12,000,000 shares.

The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 2,000,000 (prior to forward split); that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon."



\s\ Joseph J. Panebianco           \s\ John Michael Eckert
-------------------------          -------------------------
Joseph J. Panebianco, President    John Michael Eckert, Secretary


State  of  Nevada

County  Clerk


     The undersigned Notary Public certified, deposes and states that Joseph J. Panebianco and Michael Eckert, personally appeared before me and executed the foregoing on behalf of the Corporation as it's President and Secretary respectively, this 19th day of November, 1996.


By:  \s\  xxxxx
     -----------------
Notary  Public  in  and  for  said
County  and  State
11/19/96

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                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             ARKLOW ASSOCIATES, INC.

     On the 19th day of January, 1996, at the Annual Meeting of Shareholders there being shares validly issued and outstanding and entitled to vote, with a total voting power of 100, shareholders voted either by proxy or in person 80 shares FOR, representing 80.00 % being a majority and 0 shares AGAINST, to RESTATE THE ARTICLES OF INCORPORATION OF ARKLOW ASSOCIATES, INC.

     Therefore, the Corporation does by these presents Restate its Articles of Incorporation as follows:

     FIRST:  Name

     The  name  of  the  corporation  is  ARKLOW  ASSOCIATES,  INC.,  (the
"Corporation").

     SECOND:  Registered  Office  and  Agent.

     The address of the registered office of the Corporation in the State of Nevada is 7910 Bermuda Road, Las Vegas, NV, 89123, in the City of Las Vegas, County of Clark. The name and address of the Corporation's registered agent in the State of Nevada is John Michael Eckert, at said address, until such time as another agent is duly authorized and appointed by the Corporation.

     THIRD:  Purpose  and  Business

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Nevada Revised Statutes of the State of Nevada, including, but not limited to the following:

     (a) The Corporation may at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and object for which this Corporation is organized;

     (b) The Corporation shall have power to have succession by its corporate name in perpetuity, or until dissolved and its affairs wound up according to law;

     (c) The Corporation shall have power to sue and be sued in any court of law or equity;

     (d)  The  Corporation  shall  have  power  to  make  contracts;

     (e) The Corporation shall have the power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country;

     (f) The Corporation shall have power to appoint such officers and agents as the affairs of the Corporation shall require and allow them suitable compensation;

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     (g)  The Corporation  shall  have  power  to  make  bylaws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling of meetings of stockholders;

     (h) The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved;

     (i) The corporation shall have the power to adopt and use a common seal or stamp, or not to use such seal or stamp and if one is used, to alter the same. The use of a seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document;

     (j) The Corporation shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchase, or acquired, or for another lawful object;

     (k) the Corporation shall have the power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence of indebted ness created by any other corporation or corporations of the State of Nevada, or any other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any;

     (l) The Corporation shall have the power to purchase, hold, sell, and transfer shares of its own capital stock and use therefore its capital, capital surplus, surplus or other property or fund;

     (m) The Corporation shall have the power to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Nevada and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and any foreign country;

     (n) the Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its articles of incorporation, or any amendments thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether or not such business is similar in nature to

                                        8
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          the  purposes  set  forth  in  the  articles  of  incorporation of the
          Corporation,  or  any  amendment  thereof;

     (o) The Corporation shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes;

     (p) The Corporation shall have the power to enter partnerships, general or limited, or joint ventures, in connection with any lawful activities.

     FOURTH:  Capital  Stock.

1. CLASSES AND NUMBER OF SHARES. The total number of shares of all classes of stock, which the Corporation shall have authority to issue is Sixty Million (60,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock, par value of $0.001 per share (the "Common Stock") and Ten Million (10,000,000) shares of Preferred Stock, par value of $.001 per share (the "Preferred Stock").

2.   POWERS  AND  RIGHTS  OF  COMMON  STOCK.

     (a) PREEMPTIVE RIGHTS. No shareholders of the Corporation holding common stock shall have any preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation;

     (b) VOTING RIGHTS AND POWERS. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to case thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his name.

     (c)  DIVIDENDS  AND  DISTRIBUTIONS.

          (i) CASH DIVIDENDS. Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore;

          (ii) OTHER DIVIDENDS AND DISTRIBUTIONS. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock;

          (iii) OTHER RIGHTS. Except as otherwise required by the Nevada Revised Statutes and as may otherwise be provided in these Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation;

3. PREFERRED STOCK. The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors in its sole discretion, authority to do so being hereby expressly vested in such Board.

4. ISSUANCE OF THE COMMON STOCK AND PREFERRED STOCK. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of

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the  Common  Stock  and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such person, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock (collectively "securities.") The securities must be issued for such consideration, including cash, property, or services, as the Board of Directors may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value of the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less than the par value of the shares so issued. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

5. CUMULATIVE VOTING. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

     FIFTH:  Adoption  of  Bylaws.

     In furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the "Bylaws").

     SIXTH:  Shareholder  Amendment  of  Bylaws

     Notwithstanding Article Fifth hereof, the Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

     SEVENTH:  Board  of  Directors.

     The business and affairs of the Corporation shall eb managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 4 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, the exact number of directors of the Corporation shall be determined from time to time by a Bylaw or amendment thereto, providing that the number of directors shall not be reduced to less than two (2). The directors holding office at the time of the filing of these Articles of Incorporation shall continue as directors until the next annual meeting and/or until their successors are duly chosen.

     EIGHTH:  Term  of  Board  of  Directors.

     Except as otherwise required by applicable law, each director shall serve for a term ending on the date of the third annual Meeting of Stockholders of the Corporation (the "Annual Meeting") following the Annual Meeting at which such director was elected. All directors, shall have equal standing.

     Notwithstanding the foregoing provisions of this Article eighth each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no

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decrease  in  the  authorized  number of directors shall shorten the term of any incumbent directors; and additional directors, elected pursuant to Section 4 of Article Fourth hereof in connection with rights to elect such additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such class or series.

     NINTH:  Vacancies  on  Board  of  Directors.

     Except as may otherwise be provided pursuant to Section 4 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

     TENTH:  Removal  of  Directors.

     Except as may otherwise be provided pursuant to Section 4 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of not less a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director, provided, however, that where such removal is approved by a majority of the Directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director shall be required for approval or such removal. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

     ELEVENTH:  Stockholder  Action.

     Any action required or permitted to be taken by the stockholders of the Corporation must be effective at a duly called Annual Meeting or at a special meeting of the stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the Directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of Voting Stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and these articles have been satisfied.

     TWELFTH:  Special  Stockholder  Meeting.

     Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the board of Directors or by the Chairman of the Board or the President. Special meetins may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

     THIRTEENTH:  Location  of  Stockholder  Meetings.

     Meetings of stockholders of the Corporation may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of the Nevada Revised Statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

     FOURTEENTH:  Private  Property  of  Stockholders

     The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever and the stockholders shall not be personally liable for the payment of the corporation's debts.

     FIFTEENTH:  Stockholder  Appraisal  Rights  in  Business  Combinations.

     To the maximum extent permissible under the Nevada Revised Statutes of the State of Nevada, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, with respect to any Business Combination involving the Corporation and any stockholder (or any affiliate r associate of any stockholder), which requires the affirmative vote of the Corporation's stockholders.

     SIXTEENTH:  Other  Amendments.

     The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein are granted subject to this reservation.

     SEVENTEENTH:  Term  of  Existence

     The  Corporation  is  to  have  perpetual  existence.

     EIGHTEENTH:  Liability  of  Directors.

     No director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law,
(iii) under applicable Sections of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

     NINETEENTH:  Name  and  Address  of  first  Director  and  Incorporator.

     The  name  and  address  of  the  incorporators  of  the  Corporation  are:

                              Susanne  Regan  Kern  and  Glenn  Kent  Kern
                              6839  Sierra  Trail
                              Las  Vegas,  NV  89102

     I, Joseph J. Panebianco, President of Arklow Associates, Inc., do hereby swear and affirm that the Restated Articles of Incorporation as contained herein are true and correct as adopted by a majority of shareholders on January 19, 1996. Dated this 25th day of April, 1996.


                              By:  \s\  Joseph  J.  Panebianco
                                   --------------------------------
                                   Joseph  J.  Panebianco,  President


STATE  OF  NEVADA     )
                      )     ss.
COUNTY  OF  CLARK     )

     The undersigned Notary Public certified, deposes and states that JOSEPH J. PANEBIANCO, personally appeared before me and executed the foregoing on behalf of the Corporation as its President this 25th day of April 1996.


                                   \s\  xxxxx
                                   --------------------------------
                                   Notary  Public  in  and  for  said
                                   County  and  State
                                   4/25/96

                 THIS FORM SHOULD ACCOMPANY AMENDED AND RESTATED
               ARTICLES OF INCORPORATION FOR A NEVADA CORPORATION


1.     Name  of  Corporation:  ARKLOW  ASSOCIATES,  INC.  (Corp.  No.  14630-92)

2.     Date  of  adoption  of  Amended  and  Restated Articles: January 19, 1996

3. If the articles were amended, please indicate what changes have been made:

     (a)     Was  there  a  name  change?  No.  If  yes,  what  is the new name?

     (b) Did you change the resident agent? No [x]. If yes, please indicate the new resident agent and address.

     (c) Did you change the purposes? Yes [x] No [ ]. Did you add Banking? [ ]. Gaming [ ]. Insurance [ ]. None of these? [x].

     (d) Did you change the capital stock? Yes [x] No [ ]. If yes, indicate the change?

          Old                           New
          ---                           ---

          100  Common  shares,          50,000,000  Common  Shares,
            No  par  value                par  value  $.001  per  share;

                                        10,000,000  Preferred  Shares,
                                          par  value  $.001  per  share

     (e)     Did you change the directors?  No [x]  if yes, indicate the change.

     (f)     Did  you  add  the directors liability provisions?  Yes [x]  No [ ]

     (g) Did you change the period of existence? Yes [ ]. No [x]. If yes, what is the new existence?

     (h) If non of the above apply and you have amended or modified the articles, how did you change your articles?


                                   By:  \s\  Joeseph  J.  Panebianco
                                       -----------------------------
                                       Joeseph  J.  Panebianco,
                                         President

                                   Dated  this  25th  Day  of  April,  1996

                            Articles of Incorporation
                               (Pursuant  o  NRS  78)
                                 State  of  Nevada

IN  THE  OFFICE  OF  THE
SECRETARY  OF  STATE  OF  THE
STATE  OF  NEVADA
DEC  31,  1992
CHERYL  A.  LAW,  SECRETARY  OF  STATE

1.     NAME  OF  CORPORATION:  ARKLOW  ASSOCIATES,  INC.

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name  of  Resident  Agent:  Garry  L.  Duecelas
Street  Address:            3780        Scripps Way  Las Vegas  89103
                            ----------  -----------  ---------  -----
                            Street No.  Street Name  City       Zip

3. SHARES: (number of shares the corporation is authorized to issue) Number of shares with par value: [ ] Par value: [ ] Number of shares without  par  value:  100

4.     GOVERNING BOARD: shall be styled as (check one) [x] Directors [ ]
Trustees

5. The FIRST BOARD OF DIRECTORS shall consist of 2 members and the names and addresses are as follows:

SUSANNE  REGAN  KERN          6839  Sierra  Trail,  Las  Vegas,  NV  89103
Name                          Address

GLENN  KENT  KERN             6839  Sierra  Trail,  Las  Vegas,  NV  89103
Name                          Address

6. PURPOSE (optional - see reverse side): The Purpose of the corporation shall be:

PERSONAL  LIABILITY (pursuant to NRS 78.037):  Check one: [ ] Accept [x] Decline

(if  you  chose  accept  see  6(a))

6(a)  If  you  chose  accept,  please  check  one: [ ] Limiting [ ] Elminating

7. OTHER MATTERS: Any other matters to be included in these articles may be noted on separate pages and incorporated by reference herein as a part of these articles: Number of pages attached [ ]

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles (signatures must be notarized)

SUSAN  REGAN  KERN
Name  (print)

6839  SIERRA  TRAIL,  LAS  VEGAS,  NV  89102
Address

/s/  Susan  Regan  Kern
Signature

GLENN  KENT  KERN
Name  (print)

6839  SIERRA  TRAIL,  LAS  VEGAS,  NV  89102
Address

/s/  Glen  Kent  Kern
Signature

CERTIFICATE  OF  APPOINTMENT  OF  RESIDENT  AGENT

Garry L. Douglas hereby accept appointment as resident agent for the above business corporation

/s/  Garry  Douglas
Signature  of  Resident  Agent                12.21.92

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